                                                                     EXHIBIT 4.1


                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                                ATMEL CORPORATION
                           (A CALIFORNIA CORPORATION)

                                      INTO

                                ATMEL CORPORATION
                            (A DELAWARE CORPORATION)


     Atmel Corporation, a corporation organized and existing under the laws of the State of California ("Atmel California")

     DOES HEREBY CERTIFY:

     FIRST: That it was organized pursuant to the provisions of the General Corporation Law of the State of California on December 5, 1984.

     SECOND: That it owns 100% of the outstanding shares of the capital stock of Atmel Corporation, a corporation organized pursuant to the provisions of the General Corporation Law of the State of Delaware ("Atmel Delaware"), on March 4, 1999.

     THIRD: That its Board of Directors at a meeting held on February 12, 1999 determined to merge the corporation into said Atmel Delaware and did adopt the following resolutions:

     RESOLVED: That it is deemed advisable and in the best interests of the Company and its shareholders, in order to effect the reincorporation of Atmel California in the State of Delaware, that Atmel Delaware acquire all of the assets and assume all of the liabilities of Atmel California in a merger of Atmel California with and into Atmel Delaware (the "Reincorporation"), in which Atmel Delaware shall be the surviving corporation.

     RESOLVED FURTHER: That, subject to shareholder approval of the Reincorporation, the Certificate of Incorporation and Bylaws of Atmel Delaware, in substantially the form as attached as exhibits to the Proxy Statement, are hereby adopted and approved as the Certificate of Incorporation and Bylaws of the surviving corporation in the Reincorporation to be effective at the effective time of the Reincorporation.

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     RESOLVED FURTHER: That the officers of Atmel California are hereby authorized, directed and empowered to effect the Reincorporation upon such terms and conditions as are set forth in the Agreement and Plan of Merger (the "Merger Agreement") in substantially the form attached as an exhibit to the Proxy Statement, pursuant to which one share of Common Stock of Atmel Delaware will be issued for every one outstanding share of Common Stock of Atmel California.

     RESOLVED FURTHER: That the Merger Agreement shall provide that, at the effective time of the Reincorporation, each outstanding and unexercised option and other right to purchase shares of capital stock of Atmel California shall be assumed and shall become an option or right to purchase a like number and type of shares of the capital stock of Atmel Delaware, and each existing and effective plan of Atmel California, including the 1986 Incentive Stock Option Plan, the 1991 Employee Stock Purchase Plan and the 1996 Stock Plan, shall similarly be assumed by Atmel Delaware as the surviving corporation at the effective time of the Reincorporation for all intents and purposes as if such plans, including the reservation of shares of Common Stock for issuance pursuant thereto, had been originally adopted and authorized by Atmel Delaware.

     RESOLVED FURTHER: That the proper officers of the Company are hereby authorized, directed and empowered, subject to approval of the Merger Agreement by the shareholders of the Company, to execute and deliver the Merger Agreement to Atmel Delaware for and on behalf of the Company.

     RESOLVED FURTHER: That the officers of the Company are hereby authorized, directed and empowered, subject to review by the Board of Directors of the Merger Agreement and its approval by the shareholders of the Company, and further subject to review by the Board of Directors of the facts and circumstances relating to the advisability of the Reincorporation at the proposed time of such Reincorporation, to cause the Merger Agreement and any related officers' certificates or other required documents to be filed with the appropriate governmental offices of the States of Delaware and California in accordance with applicable laws to consummate the Reincorporation.


     FOURTH: That this merger has been approved by the holders of at least a majority of the outstanding shares of stock of this corporation at a meeting duly called for the purpose.

     FIFTH: That the merger, upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger in the form attached as Exhibit A has been adopted, approved, certified, executed and acknowledged by this corporation in accordance with the General Corporation Law of the State of California.

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     IN WITNESS WHEREOF, said Atmel California has caused this Certificate to be signed by George Perlegos, its President, and attested by Mark A. Bertelsen, its Secretary, this 18th day of October 1999.


                                        /s/ GEORGE PERLEGOS
                                        ----------------------------------------
                                        George Perlegos, President

Attest:


/s/ MARK A. BERTELSEN
----------------------------------------
Mark A. Bertelsen, Secretary

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                                   EXHIBIT A


                          AGREEMENT AND PLAN OF MERGER

                          AGREEMENT AND PLAN OF MERGER

                              OF ATMEL CORPORATION

                            (A DELAWARE CORPORATION)

                                       AND

                                ATMEL CORPORATION

                           (A CALIFORNIA CORPORATION)

     THIS AGREEMENT AND PLAN OF MERGER dated as of September 17, 1999 (the "Agreement") is between Atmel Corporation, a Delaware corporation ("Atmel Delaware") and Atmel Corporation, a California corporation ("Atmel California"). Atmel Delaware and Atmel California are sometimes referred to herein as the "Constituent Corporations."


                                 R E C I T A L S

     A. Atmel Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 505,000,000 shares, 500,000,000 of which are designated "Common Stock," par value $0.001 per share, and 5,000,000 of which are designated "Preferred Stock," par value $0.001 per share. Of the authorized shares of Preferred Stock, 500,000 shares are designated "Series A Preferred Stock" ("Series A Stock"). As of September 17, 1999, 100 shares of Common Stock were issued and outstanding, all of which were held by Atmel California, and no shares of Preferred Stock were issued and outstanding.

     B. Atmel California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 245,000,000 shares, 240,000,000 of which are designated "Common Stock," no par value per share, and 5,000,000 of which are designated "Preferred Stock," no par value per share. Of the authorized shares of Preferred Stock, 240,000 shares are designated "Series A Preferred Stock" ("Series A Stock"). As of August 5, 1999, 100,233,757 shares of Common Stock and no shares of Preferred Stock were issued and outstanding.

     C. The Board of Directors of Atmel California has determined that, for the purpose of effecting the reincorporation of Atmel California in the State of Delaware, it is advisable and in the best interests of Atmel California and its shareholders that Atmel California merge with and into Atmel Delaware upon the terms and conditions herein provided.

     D. The respective Boards of Directors of Atmel Delaware and Atmel California have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective sole stockholder and shareholders and executed by the undersigned officers.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Atmel Delaware and Atmel California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:


                                    I. MERGER

     1.1 MERGER. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California General Corporation Law, Atmel California shall be merged with and into Atmel Delaware (the "Merger"), the separate existence of Atmel California shall cease and Atmel Delaware shall survive the Merger and shall continue to be governed by the laws of the State of Delaware,
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and Atmel Delaware shall be, and is herein sometimes referred to as, the
"Surviving Corporation." The name of the Surviving Corporation shall be Atmel Corporation.


     1.2 FILING AND EFFECTIVENESS. The Merger shall become effective when the following actions shall have been completed:

          (a) This Agreement and Merger shall have been adopted and approved by the stockholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the California Corporations Code;

          (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof; and

          (c) An executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware.

     The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

     1.3 EFFECT OF THE MERGER. Upon the Effective Date of the Merger, the separate existence of Atmel California shall cease and Atmel Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and Atmel California's Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Atmel California in the manner more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of the debts, liabilities and obligations of Atmel Delaware as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Atmel California in the same manner as if Atmel Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California General Corporation Law.


                  II. CHARTER DOCUMENTS; DIRECTORS AND OFFICERS

     2.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Atmel Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     2.2 BYLAWS. The Bylaws of Atmel Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     2.3 DIRECTORS AND OFFICERS. The directors and officers of Atmel California immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, or the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

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                       III. MANNER OF CONVERSION OF STOCK

     3.1 ATMEL CALIFORNIA COMMON STOCK. Upon the Effective Date of the Merger, each share of Atmel California Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of Common Stock, par value $0.001 per share, of the Surviving Corporation.

     3.2 ATMEL CALIFORNIA OPTIONS, STOCK PURCHASE RIGHTS AND CONVERTIBLE SECURITIES.

          (a) Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue the obligations of Atmel California under the Preferred Shares Rights Agreement, the stock option plans and all other employee benefit plans of Atmel California. Each outstanding and unexercised option or other right to purchase or security convertible into Atmel California Common Stock or Atmel California Preferred Stock shall become an option or right to purchase or a security convertible into the Surviving Corporation's Common Stock or Preferred Stock, respectively, on the basis of one share of the Surviving Corporation's Common Stock for each share of Atmel California Common Stock and one share of the Surviving Corporation's Preferred Stock for each share of Atmel California's Preferred Stock, as the case may be, issuable pursuant to any such option, stock purchase right or convertible security, on the same terms and conditions and at an exercise price per share equal to the exercise price applicable to any such Atmel California option, stock purchase right or convertible security at the Effective Date of the Merger. This section 3.2(a) shall not apply to outstanding shares of Atmel California Common Stock. Such Common Stock is subject to Section 3.1 hereof.

          (b) A number of shares of the Surviving Corporation's Common Stock shall be reserved for issuance upon the exercise of options, stock purchase rights and convertible securities equal to the number of shares of Atmel California Common Stock so reserved immediately prior to the Effective Date of the Merger; and a number of shares of the Surviving Corporation's Preferred Stock shall be reserved for issuance upon exercise of options, stock purchase rights and convertible securities equal to the number of shares of Atmel California Preferred Stock so reserved immediately prior to the Effective Date of the Merger.

     3.3 ATMEL DELAWARE COMMON STOCK. Upon the Effective Date of the Merger, each share of Common Stock, par value $0.001 per share, of Atmel Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Atmel Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

     3.4 EXCHANGE OF CERTIFICATES. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of Atmel California Common Stock may, at such stockholder's option, surrender the same for cancellation to EquiServe L.P., as exchange agent (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock into which the surrendered shares were converted as herein provided. Unless and until so surrendered, each outstanding certificate theretofore representing shares of Atmel California Common Stock shall be deemed for all purposes to represent the number of shares of the Surviving Corporation's Common Stock into which such shares of Atmel California Common Stock were converted in the Merger.

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     The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any shares of stock represented by such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

     Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Atmel California so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, or other such additional legends as agreed upon by the holder and the Surviving Corporation.

     If any certificate for shares of Atmel Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to Atmel Delaware or the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of Atmel Delaware that such tax has been paid or is not payable.


                                   IV. GENERAL

     4.1 COVENANTS OF ATMEL DELAWARE. Atmel Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

          (a) qualify to do business as a foreign corporation in the State of California and in connection therewith appoint an agent for service of process as required under the provisions of Section 2105 of the California General Corporation Law;

          (b) file any and all documents with the California Franchise Tax Board necessary for the assumption by Atmel Delaware of all of the franchise tax liabilities of Atmel California;

          (c) file an executed counterpart of this Agreement meeting the requirements of the California General Corporation Law with the Secretary of State of the State of California; and

          (d) take such other actions as may be required by the California General Corporation Law.

     4.2 FURTHER ASSURANCES. From time to time, as and when required by Atmel Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Atmel California such deeds and other instruments, and there shall be taken or caused to be taken by Atmel Delaware and Atmel California such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Atmel Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Atmel California and otherwise to carry out the purposes of this Agreement, and the officers and directors of Atmel Delaware are fully authorized in the name and on behalf of Atmel California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

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     4.3  ABANDONMENT. At any time before the Effective Date of the Merger, this
Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Atmel California or of Atmel Delaware, or of both, notwithstanding the approval of this Agreement by the shareholders of Atmel California or by the sole stockholder of Atmel Delaware, or by both.

     4.4 AMENDMENT. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement with the Secretaries of State of the States of Delaware and California, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not, unless approved by the stockholders as required by law: (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation; (b) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger; or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

     4.5 REGISTERED OFFICE. The registered office of the Surviving Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle and The Corporation Trust Company is the registered agent of the Surviving Corporation at such address.

     4.6 AGREEMENT. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 2325 Orchard Parkway, San Jose, California 95131 and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

     4.7 GOVERNING LAW. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California General Corporation Law.

     4.8 COUNTERPARTS. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of Atmel Corporation, a Delaware corporation, and Atmel Corporation, a California corporation, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

                                        ATMEL CORPORATION
                                        a Delaware corporation

                                        By: /s/ GEORGE PERLEGOS
                                            ------------------------------------
                                            George Perlegos
                                            President, Chief Executive Officer
                                            and Chairman


                                        By: /s/ J. MIKE ROSS
                                            ------------------------------------
                                            Mike Ross
                                            Assistant Secretary



                                        ATMEL CORPORATION
                                        a California corporation


                                        By: /s/ GEORGE PERLEGOS
                                            ------------------------------------
                                            George Perlegos
                                            President, Chief Executive Officer
                                            and Chairman


                                        By: /s/ J. MIKE ROSS
                                            ------------------------------------
                                            Mike Ross
                                            Assistant Secretary

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